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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 30, 2003

                                   NTELOS INC.
               (Exact Name of Registrant as Specified in Charter)

       Virginia                     0-16751                   54-1443350
(State of Incorporation)     (Commission File Number)       (IRS Employer
                                                         Identification No.)

                                  P.O.Box 1990
                           Waynesboro, Virginia 22980
                    (Address of principal executive offices)

                                 (540) 946-3500
              (Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND  EXHIBITS.

      (c) Exhibits.

EXHIBIT     DESCRIPTION
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  2.1       Disclosure Statement

 99.1       Press Release dated May 30, 2003

ITEM 9.  REGULATION FD DISCLOSURE.

     On May 30, 2003, NTELOS Inc. and its affiliated debtors and debtors-in-possession (collectively, the "Company") filed a Disclosure Statement in connection with its Chapter 11 case, which is pending in the United Stated Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court")(Case No. 03-32094). The Bankruptcy Court must approve the Disclosure Statement, which provides details regarding the proposed Joint Plan of Reorganization ("Plan"), before the Company can solicit votes on its Plan. Following Bankruptcy Court approval of the Disclosure Statement, the Plan would become effective only after receiving the required vote under bankruptcy law and confirmation by the Bankruptcy Court. A copy of the Disclosure Statement, which annexes the Plan, is attached hereto as Exhibit 2.1. A copy of a press release issued by the Company is attached hereto as Exhibit 99.1.

     Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Company will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NTELOS INC.
                                         (Registrant)


                                         By:   /s/ Michael B. Moneymaker
                                             ---------------------------
                                             Michael B. Moneymaker
                                             Executive Vice President and
                                             Chief Financial Officer,
                                             Treasurer and Secretary

Date: June 2, 2003